Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
FARO TECHNOLOGIES, INC.
(a Florida corporation)

ARTICLE 1 DEFINITIONS
Section 1.1    Definitions. The following terms shall have the following meanings for purposes of these bylaws:
“Act” means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.
“Corporation” means FARO Technologies, Inc., a Florida corporation.
“Deliver” or “delivery” includes delivery by hand; United States mail; electronic mail, facsimile, telegraph, teletype or other form of electronic transmission; and private mail carriers handling nationwide mail services.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and inclusive of the rules and regulations thereunder.
“Principal office” means the office (within or without the State of Florida) where the Corporation’s principal executive offices are located, as designated in the Articles of Incorporation until an annual report has been filed with the Florida Department of State, and thereafter as designated in the annual report.
ARTICLE 2 OFFICES
Section 2.1    Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Florida, as established from time to time.
Section 2.2    Registered Office. The registered office of the Corporation required by the Act to be maintained in the State of Florida may but need not be identical with the principal office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.
ARTICLE 3 SHAREHOLDERS
Section 3.1    Annual Meeting.
(a)    Call by Directors. The annual meeting of shareholders shall be held each fiscal year of the Corporation on a date and at a time, as designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting in accordance with Sections 3.1(b) and 4.4 of these bylaws. If the election of directors shall not be held on the day established pursuant to the procedures set forth herein for any annual meeting of shareholders, or at any adjournment, rescheduling or postponement thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable. The failure to hold the annual meeting of the shareholders within the time stated in these bylaws shall not affect the terms of office of the officers or directors of the

Corporation or the validity of any corporate action. The Board of Directors may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the shareholders.
(b)    Business at Annual Meeting. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of directors) must be brought (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to propose such business pursuant to a resolution adopted by the Board of Directors, or (3) by a shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice required by Section 3.1(c) of these bylaws, (B) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the annual meeting, (C) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting, (D) is a shareholder of record at the time of the annual meeting, and (E) has timely complied in proper written form with the notice procedures set forth in this Section 3.1. For business (other than the nomination of directors) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”) and such business must be a proper matter for shareholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (3) above shall be the exclusive means for a shareholder to bring business (other than the nomination of directors pursuant to Section 4.4 of these bylaws and other than as provided in Section 3.1(i)) before an annual meeting of shareholders.
(c)    Shareholder’s Notice. To comply with clause (3) of Section 3.1(b) above, a shareholder’s notice must set forth all information required under this Section 3.1 and must be timely received by the Secretary. To be timely, a shareholder’s notice shall be received by the Secretary at the principal business office of the Corporation not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than 8:00 a.m., Eastern time, on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting was held the preceding year or the date of the current annual meeting is changed by more than 25 days from such anniversary date, then, for notice by the shareholder to be timely, it must be received by the Secretary at the principal business office of the Corporation not earlier than 8:00 a.m., Eastern time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of the annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 3.1. Nothing in this Section 3.1 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
To be in proper written form, a shareholder’s notice to the Secretary shall set forth: (i) as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business the shareholder proposes to bring before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of the proposal, the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the Corporation, the text of the proposed amendment), (B) any material interest in such business of the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them, and (C) all agreements, arrangements and understandings between the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates, or others acting in concert with them, and any other persons (including, in each case, their names) in connection with the proposal of such business by such shareholder; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner and of their respective affiliates and associates or others acting in concert with them, (B) the class or series and number of shares of the Corporation’s stock that are, directly or indirectly, owned beneficially or of record by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (C) any agreement, arrangement or understanding between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such business, (D) any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and any borrowing or lending of shares of stock) that has been entered into by or on behalf of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to any securities of the Corporation, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation, (F) any rights to dividends on the Corporation’s securities owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (G) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (H) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (I) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (J) any direct or indirect interest of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (K) any material pending or threatened legal proceeding in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the Corporation or any of its officers, directors or affiliates, (L) any material relationship between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand, (M) a representation and undertaking that the shareholder is a holder of record of stock of the Corporation as of the date of submission of the shareholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting, (N) a representation and undertaking as to whether such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, (x) to deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from shareholders in support of such proposal, (O) any other information relating to such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and (P) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for shareholder action.
(d)    Definitions. For purposes of these bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or shareholders of the Corporation in general of such information, including, without limitation, posting on the Corporation’s investor relations website, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.
(e)    No Other Business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3.1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of proposed business was not properly brought before the meeting in accordance with the provisions of this Section 3.1, and if the Chairman shall so determine, the Chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(f)    In addition to the requirements of this Section 3.1, to be timely, a shareholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 3.1(c)(ii)(P)) must be received by the Secretary at the principal business office of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). The failure to timely provide such update, supplement or additional information shall result in the proposal no longer being eligible for consideration at the annual meeting. For the avoidance of doubt, the obligation to update and supplement, or provide additional information, as set forth in these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder or extend any applicable deadlines pursuant to these bylaws. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the shareholder submitting a notice pursuant to this Section 3.1 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(g)    Notwithstanding anything to the contrary in this Section 3.1, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present proposed business, such business will not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 3.1, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(h)    Without limiting this Section 3.1, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3.1, it being understood that (1) any references in these bylaws to the Exchange Act are not intended to, and will not, limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 3.1; and (2) compliance with clause (3) of Section 3.1(b) is the exclusive means for a shareholder to submit business (other than the nomination of directors pursuant to Section 4.4 of these bylaws and other than as provided in Section 3.1(i)).
(i)    Notwithstanding anything to the contrary in this Section 3.1, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 3.1 will be deemed to be satisfied by a shareholder if (1) such shareholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act; and (2) such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of shareholders. Subject to Rule 14a-8 and other applicable rules and regulations under the Exchange Act, nothing in these bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any other business proposal.
Section 3.2    Special Meetings.
(a)    Call by Directors or President. Special meetings of shareholders of the Corporation, for any purpose or purposes, may be called by a majority of the Board of Directors then in office, though less than a quorum, the Chairman of the Board of Directors (if any) or the President. The notice of a special meeting shall include the purpose for which the meeting is called. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the shareholders. Nothing contained in this Section 3.2 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
(b)    Call by Shareholders. The Corporation shall call a special meeting of shareholders in the event that the holders of at least fifty percent (50%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within 60 days after the date that the demand is delivered to the Corporation.
(c)    Business at Special Meeting. Only such business shall be conducted at a special meeting of shareholders as shall have been brought by or at the direction of the Board of Directors.
Section 3.3    Place of Meeting or Means of Remote Communication. The Board of Directors may designate the place, if any, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders, or the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at any such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.
Section 3.4    Notice of Meeting.
(a)    Content and Delivery. Written notice stating the date, time, and place, if any, of any meeting of shareholders and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than 60 days before the date of the meeting by or at the direction of the President or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the stock record books of the Corporation, with postage thereon prepaid.
(b)    Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) to a different date, time, or place (or no place and solely by means of remote communication), the Corporation shall not be required to give notice of the new date, time, or place, if any, or means of remote communication, if any, if the new date, time, or place, if any, or means of remote communication, if any, is (i) announced at the meeting before adjournment, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable shareholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with the Act; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
(c)    No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (2) all, and at least two, checks in payment of dividends or interest on securities during a 12 month period have been sent by first-class, United States mail, addressed to the shareholder at such shareholder’s address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.
Section 3.5    Waiver of Notice.
(a)    Written Waiver. A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.
(b)    Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 3.6    Fixing of Record Date.
(a)    General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than 70 days before the date of meeting or action requiring a determination of shareholders. If the Board of Directors fixes a date for determining the shareholders entitled to notice of a meeting of shareholders or any adjournment thereof, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
(b)    Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers such shareholder’s demand to the Corporation to call such special meeting.
(c)    Shareholder Action by Written Consent. If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the Corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date. Any action of the shareholders of the Corporation taken without a meeting shall be effected only upon the written consent of shareholders made in accordance with Section 3.14.
(d)    Absence of Board Determination for Shareholders’ Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.
(e)    Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Section 3.7    Shareholders’ List for Meetings.
(a)    Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the Corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar, if any. A shareholder or such shareholder’s agent may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at such shareholder’s expense, during the period that it is available for inspection pursuant to this Section. A shareholder’s written demand to inspect the list shall describe with reasonable particularity the purpose for inspection of the list, and the Corporation may deny the demand to inspect the list if the Secretary determines that the demand was not made in good faith and for a proper purpose or if the list is not directly connected with the purpose stated in the shareholder’s demand, all subject to the requirements of Section 607.1602(3) of the Act. Notwithstanding anything herein to the contrary, the Corporation shall make the shareholders’ list available at any annual meeting or special meeting of shareholders and any shareholder or such shareholder’s agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.
(b)    Prima Facie Evidence. The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.
(c)    Failure to Comply. If the requirements of this Section have not been substantially complied with, or if the Corporation refuses to allow a shareholder or such shareholder’s agent or attorney to inspect the shareholders’ list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.
(d)    Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.
Section 3.8    Quorum.
(a)    What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Except as otherwise required in the Act, the Articles of Incorporation, these bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.
(b)    Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.
(c)    Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.
Section 3.9    Voting of Shares. Except as provided in the Articles of Incorporation or the Act, each outstanding share as of the applicable record date that has voting power upon the matter in question, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.
Section 3.10    Vote Required.
(a)    Matters Other Than Election of Directors. Except as otherwise provided by law, the Articles of Incorporation, these bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, if a quorum exists, except in the case of the election of directors, action on a matter shall be determined by a majority of the votes cast affirmatively or negatively at such meeting, unless the Act or the Articles of Incorporation require a greater number of affirmative votes, it being understood that broker non-votes and abstentions will be considered for purposes of establishing a quorum at the meeting but will not be considered as votes cast for or against a proposal.
(b)    Election of Directors. Except as otherwise required by law, the Articles of Incorporation or these bylaws, each director shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.
Section 3.11    Conduct of Meeting. The presiding officer of any meeting of shareholders shall be designated by the Board of Directors. In the absence of such designation, the Chairman of the Board of Directors, and if there be none, or in his or her absence, the President, and in his or her absence, the Lead Director, and if there be none, or in his or her absence, any other executive officer of the Corporation shall act as presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting and shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings.
Section 3.12    Inspectors of Election. Inspectors of election shall be appointed by the Corporation to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. The Corporation may also designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors of election shall perform all acts required by Section 607.0729 of the Act. No inspector, whether appointed by the Corporation or by the person acting as presiding officer of the meeting, need be a shareholder. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
Section 3.13    Proxies.
(a)    Appointment. At all meetings of shareholders, a shareholder may vote such shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by such shareholder’s attorney-in-fact, or to the fullest extent permitted by the Act, by electronic transmission. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in such person’s place. A telegraph, telex, or a cablegram, a facsimile transmission of a signed appointment form, or a photographic, photostatic, or equivalent reproduction of a signed appointment form is a sufficient appointment form.
(b)    When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
Section 3.14    Action by Shareholders Without Meeting.
(a)    Requirements for Written Consent. Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one or more written consents describing the action taken shall be signed and dated by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Such consents must be delivered to the principal office of the Corporation in Florida, the Corporation’s principal place of business, the Secretary, or another officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.
(b)    Revocation of Written Consents. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.
(c)    Same Effect as Vote at Meeting. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.
Section 3.15    Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:
(a)    The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
(b)    The name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;
(c)    The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;
(d)    The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the

Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or
(e)    Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.
(f)    The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
ARTICLE 4 BOARD OF DIRECTORS
Section 4.1    Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors. Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be set and may be increased or decreased from time to time by vote of a majority of the Board of Directors, but shall never be less than three nor more than 15.
Section 4.2    Qualifications. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.
Section 4.3    Term of Office. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible. Each director shall hold office until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal as hereinafter provided. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Unless otherwise provided in the Articles of Incorporation, when the number of directors of the Corporation is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned so as to maintain such classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall affect the term of any director then in office.
Section 4.4    Nominations of Directors.
(a)    Procedure for Nominating Directors. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 4.4 shall be eligible for election or re-election as directors at an annual or special meeting of shareholders. Except as otherwise provided pursuant to the provisions of the Articles of Incorporation, as they may be amended from time to time, relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, nominations of persons for election to the Board of Directors at an annual meeting of shareholders or at a special meeting of shareholders at which directors are to be elected may be made (i) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons pursuant to a resolution adopted by the Board of Directors or (ii) by a shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of notice required by Section 4.4(b) of these bylaws, (B) is a shareholder of record on the record date for the determination of shareholders entitled to notice of such meeting, (C) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting, (D) is a shareholder of record at the time of the meeting and (E) has timely complied in proper written form with the notice procedures set forth in this Section 4.4 (and, if with respect to a special meeting, with such procedures that the Corporation deems to be applicable to such meeting). For nominations of directors to be properly brought by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the Corporation’s principal business office. For the avoidance of doubt, clause (ii) above shall be the exclusive means for a shareholder to make nominations.
(b)    Shareholder’s Notice. To comply with clause (ii) of Section 4.4(a) above, a shareholder’s notice must set forth all information required under this Section 4.4 and must be timely received by the Secretary. To be timely with respect to nominations of directors for election or re-election at an annual meeting of shareholders, a shareholder’s notice must be received by the Secretary at the principal business office of the Corporation not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than 8:00 a.m., Eastern time, on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting was held the preceding year or the date of the annual meeting for the current year is changed by more than 25 days from such anniversary date, then, for notice by the shareholder to be timely, it must be received no earlier than 8:00 a.m., Eastern time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which Public Announcement of the date of the annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be timely with respect to nominations of directors for election or re-election at a special meeting of shareholders, a shareholder’s notice must be received by the Secretary at the principal business office of the Corporation not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the special meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected or re-elected at such meeting. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary shall set forth:
(i)    as to each person the shareholder proposes to nominate for election or re-election as a director, (A) such person’s name, age, business address, residence address and principal occupation or employment, (B) the class and number of shares of the Corporation that are held of record or are beneficially owned by such person and any (i) Derivative Instruments held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the Corporation’s securities, (C) all information relating to such person that would be required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, pursuant to Section 14 the Exchange Act, (D) such person’s written consent (x) to being named as a nominee of such shareholder, (y) to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act (“Rule 14a-19”) and (z) to serving as a director of the Corporation if elected, (E) any direct or indirect compensatory, payment, indemnification, or other financial agreements, arrangements or understandings that such person has, or has had within the past three years, with any person or entity other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), and (F) a description of any other material relationships, between or among such shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(ii)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner and of their respective affiliates or associates or others acting in concert with them, (B) the class or series and number of shares of the Corporation’s stock that are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (C) any agreement, arrangement or understanding between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination, (D) any (i) Derivative Instrument entered into by or on behalf of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (ii) other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to any securities of the Corporation, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation, (F) any rights to dividends on the Corporation’s securities owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (G) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (H) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (I) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (J) any direct or indirect interest of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (K) any material pending or threatened legal proceeding in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the Corporation or any of its officers, directors or affiliates, (L) any material relationship between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand, (M) a representation and undertaking that the shareholder is a holder of record of stock of the Corporation as of the date of submission of the shareholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting, (N) a representation and undertaking as to whether such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, (x) to deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to elect or re-elect the nominee (which representation and undertaking must include a statement as to whether such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19), or (y) otherwise to solicit proxies from shareholders in support of such nomination, and (O) any other information relating to such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) pursuant to Section 14 of the Exchange Act. As set forth more fully in Section 4.4(f) below, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(c)    Additional Directorships. In no event may a shareholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by shareholders at an annual or special meeting. Notwithstanding anything in Section 4.4(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all the nominees for director or specifying the size of the increased Board of Directors at least ten days before the last day that a shareholder may deliver a notice of nomination pursuant to Section 4.4(b), then a shareholder’s notice required by this Section 4.4 shall also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal business office of the Corporation not later than 5:00 p.m., Eastern time, on the 10th day following the day on which such Public Announcement is first made by the Corporation.
(d)    No Other Nominees. No person shall be eligible for election or re-election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 4.4, and if the Chairman shall so determine, the Chairman shall so declare at the meeting and the defective nomination shall be disregarded.
(e)    Supplement. In addition to the requirements of this Section 4.4, to be timely, a shareholder’s notice (and any additional information submitted to the Corporation in connection therewith) to the Secretary must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the meeting and as of the date that is ten business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information must be received by the Secretary at the principal business office of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a shareholder nominating individuals for election or re-election as a director will provide the Corporation with reasonable evidence that such shareholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination no longer being eligible for consideration at the meeting. If the shareholder fails to comply with the requirements of Rule 14a-19 (including because the shareholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such shareholder shall be ineligible for election or re-election at the meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining a quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a shareholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the shareholder submitting a notice pursuant to this Section 4.4 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(f)    Other Requirements and Procedures.
(i)    To be eligible to be a nominee of any shareholder for election or re-election as a director of the Corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 4.4(b):
(1)    a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating shareholder, which form will be provided by the Secretary within ten days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation;
(2)    a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become,

a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3)    a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4)    a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(5)    a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.
(ii)    At the request of the Board of Directors, any person nominated by the Board of Directors for election or re-election as a director must furnish to the Secretary the information that is required to be set forth in a shareholder’s notice of nomination pertaining to such nominee.
(iii)    No person will be eligible to be nominated by a shareholder for election or re-election as a director of the Corporation, or to be seated as a director of the Corporation, unless nominated and elected in accordance with the procedures set forth in this Section 4.4.
(iv)    Notwithstanding anything to the contrary in this Section 4.4, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present a nomination, such nomination will be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 4.4, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(v)    Without limiting this Section 4.4, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 4.4, it being understood that (1) any references in these bylaws to the Exchange Act are not intended to, and will not, limit any requirements applicable to nominations to be considered pursuant to this Section 4.4; and (2) compliance with clause (ii) of Section 4.4(a) is the exclusive means for a shareholder to make nominations.
(vi)    Subject to Rule 14a-8 and other applicable rules and regulations under the Exchange Act, nothing in these bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director.
Section 4.5    Removal.
(a)    Generally. Except as otherwise provided pursuant to the provisions of the Articles of Incorporation or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 4.5(b) hereof) and only by the affirmative vote, at a special meeting of the shareholders called for such a purpose, of not less than sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposed removal was contained in the notice of such meeting. At least 30 days prior to such special meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy on the Board of Directors resulting from such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until his or her successor shall have been elected and qualified or until any such director’s earlier death, resignation or removal.
(b)    “Cause” Defined. For the purposes of this Section 4.5, “cause” shall mean (i) misconduct as a director of the Corporation or any subsidiary of the Corporation which involves dishonesty with respect to a substantial or material corporate activity or corporate assets, or (ii) conviction of an offense punishable by one or more years of imprisonment (other than minor regulatory infractions and traffic violations which do not materially and adversely affect the Corporation).
Section 4.6    Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman (if any) or to the Corporation. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.
Section 4.7    Vacancies.
(a)    Who May Fill Vacancies. Except as provided below, whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until his or her successor is duly elected and qualified, and such successor shall complete such director’s remaining term.

(b)    Directors Electing by Voting Groups. Whenever the holders of shares of any voting group are entitled to elect a class of one or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of shares of that voting group or by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill vacancies.
(c)    Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled by a majority of the directors then in office, including those who have so resigned, before the vacancy occurs, but the new director may not take office until the vacancy occurs.
Section 4.8    Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise (including service on committees), or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the Corporation by such directors, officers, and employees.
Section 4.9    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.
Section 4.10    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), the President or not less than one-third (1/3) of the members of the Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the Corporation in the State of Florida; provided that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting pursuant to Section 4.11 of these bylaws.
Section 4.11    Notice. Special meetings of the Board of Directors must be preceded by notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. Such notice shall be:
(a)    delivered personally by hand, by courier or by telephone;
(b)    sent by United States first-class mail, postage prepaid;

(c)    sent by facsimile;
(d)    sent by electronic mail; or
(e)    otherwise given by electronic transmission,
directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal business office) nor the purpose of the meeting, unless required by statute.
Section 4.12    Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
Section 4.13    Quorum and Voting. A quorum of the Board of Directors consists of a majority of the total number of authorized directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(a)    he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or
(b)    he or she votes against or abstains from the action taken.
Section 4.14    Conduct of Meetings.
(a)    Presiding Officer. The Board of Directors may elect from among its members a Chairman of the Board of Directors, who shall preside at meetings of the Board of Directors and, except as otherwise provided in Section 3.11 of these bylaws, shareholders of the Corporation. The Chairman, and if there be none, or in his or her absence, the President, and in his or her absence, the Lead Director, and if there be none, or in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.
(b)    Minutes. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.
(c)    Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.
(d)    Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 4.15    Committees. The Board of Directors, by resolution adopted by a majority of the total number of authorized directors, may designate from among its members an Executive Committee and one or more other committees, which may include, by way of example and not as a limitation, a Compensation Committee (for the purpose of establishing and implementing an executive compensation policy) and an Audit Committee (for the purpose of examining and considering matters relating to the financial affairs of the Corporation). Each committee shall have two or more members, who serve at the pleasure of the Board of Directors, provided that the Compensation Committee and the Audit Committee shall consist of at least two Independent Directors. For purposes of this section, “Independent Director” shall mean a person other than an officer or employee of the Corporation or any subsidiary of the Corporation or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To the extent provided in the resolution of the Board of Directors establishing and constituting such committees, such committees shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:
(a)    approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;
(b)    fill vacancies on the Board of Directors or any committee thereof;
(c)    adopt, amend, or repeal these bylaws; or
(d)    authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. The Board of Directors or a committee may also adopt other rules for the government of any committee.
Section 4.16    Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date (including a date or time determined upon the happening of an event). A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.
ARTICLE 5 OFFICERS
Section 5.1    Number. The principal officers of the Corporation shall be a President, the number of Vice Presidents, if any, as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors except such officers as may be appointed in accordance with the penultimate sentence of this Section 5.1. Such other officers and assistant officers with such other titles as may be deemed necessary may be elected or appointed in accordance with these bylaws. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.
Section 5.2    Election and Term of Office. Subject to the discretion of the Board of Directors, the officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee thereof or by any officer who has been conferred such power of determination.
Section 5.3    Removal. The Board of Directors and for the avoidance of doubt, any duly authorized committee thereof, may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 5.4    Resignation. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.
Section 5.5    Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable in the manner provided in Section 5.1 of these bylaws for the unexpired portion of the term.
Section 5.6    President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. If the Chairman of the Board of Directors is not present, the President shall preside at all meetings of the Board of Directors and, except as otherwise provided in Section 3.11 of these bylaws, the shareholders. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other officer or agent of the Corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or as otherwise pursuant to these bylaws from time to time.
Section 5.7    Vice Presidents. In the absence of the President or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors or as otherwise pursuant to these bylaws. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The Corporation may have one or more Executive Vice Presidents and one or more Senior Vice Presidents, who shall be Vice Presidents for purposes hereof.

Section 5.8    Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the Corporation, if any, and if the Corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (c) authenticate the records of the Corporation; (d) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors or as otherwise pursuant to these bylaws.
Section 5.9    Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors or as otherwise pursuant to these bylaws. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 5.10    Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors, or as otherwise pursuant to these bylaws.
Section 5.11    Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

Section 5.12    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
ARTICLE 6 CONTRACTS; CHECKS & DEPOSITS; SPECIAL CORPORATE ACTS
Section 6.1    Contracts. The Board of Directors may authorize any officer or officers, any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.
Section 6.2    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
Section 6.3    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.
Section 6.4    Representation of Securities Owned by Corporation. Subject always to the specific directions of the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Corporation, or any other person authorized by the Board of Directors, the President or a Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of, or owned or controlled by, the Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE 7 CERTIFICATES FOR SHARES; TRANSFER OF SHARES
Section 7.1    Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.
Section 7.2    Certificates for Shares. The Corporation’s shares may be certificated or uncertificated and shall be registered on the books of the Corporation with the name and address of the person to whom the shares are issued, the number of shares and the date of issue. Any certificates representing shares of the Corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Any certificates issued to any shareholder of the Corporation shall be signed (either manually or in facsimile) by the President or any Vice President or any other persons designated by the Board of Directors and may be sealed with the seal of the Corporation or a facsimile thereof. Any certificates surrendered to the Corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of any share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.
Section 7.3    Transfer of Shares. Subject to Section 7.5 of these bylaws, shares of the stock of the Corporation shall be transferred on the books of the Corporation by the registered holder of such shares in person or by such person’s attorney, and, in the case of certificated shares, upon surrender for cancellation of certificates for the same number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto. Where shares are presented to the Corporation with a request to register a transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were delivered in connection with such registration or transfer, the necessary endorsements on or with any certificate or, with respect to uncertificated shares, duly executed stock powers, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements or stock powers are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.
Section 7.4    Restrictions on Transfer. The face or reverse side of any certificate representing shares shall bear a conspicuous notation as required by the Act or the Articles of Incorporation of the restrictions imposed by the Corporation upon the transfer of such shares.
Section 7.5    Lost, Destroyed, or Stolen Certificates. If the owner of any certificate for shares claims that such certificate has been lost, destroyed, or wrongfully taken, either uncertificated shares or a new certificate, in the discretion of the Board of Directors, shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.
Section 7.6    Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the Corporation.
ARTICLE 8 SEAL
Section 8.1    Seal. The Board of Directors may provide for a corporate seal for the Corporation.
ARTICLE 9 BOOKS AND RECORDS
Section 9.1    Books and Records.
(a)    The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.
(b)    The Corporation shall maintain accurate accounting records.
(c)    The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.
(d)    The Corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.
Section 9.2    Shareholders’ Inspection Rights. Shareholders are entitled to inspect and copy records of the Corporation as permitted by the Act.
Section 9.3    Distribution of Financial Information. The Corporation shall prepare and disseminate financial statements to shareholders as required by the Act.
Section 9.4    Other Reports. The Corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.

ARTICLE 10 INDEMNIFICATION
Section 10.1    Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors’ resolution, vote of shareholders, the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term “Directors” includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term “Executive Officers” includes those individuals who are or were at any time “executive officers” of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Exchange Act. All other capitalized terms used in this Article 10 and not otherwise defined herein have the meaning set forth in Section 607.0850, Florida Statutes (1995). The provisions of this Article 10 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 10 shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.
ARTICLE 11 AMENDMENTS
Section 11.1    Power to Amend. These bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders of the Corporation to amend these bylaws. The shareholders of the Corporation may adopt or amend a bylaw provision which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Act. The adoption or amendment of a bylaw provision that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.
ARTICLE 12 SOLE AND EXCLUSIVE FORUM
Section 12.1    Sole and Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act or the Articles of Incorporation or these bylaws (as either may be amended from time to time), or (iv) any action governed by the internal affairs doctrine, shall be a state court located within Seminole County in the State of Florida (or, if no such state court within Seminole County has jurisdiction, another state court located within the State of Florida, or if no such other state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida), except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.
Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 12.1. For the avoidance of doubt, nothing contained in this Section 12.1 shall apply to any claim brought to enforce a duty or liability created by the Exchange Act or any successor thereto.